UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North Beach Street, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Annual Cash Incentive for 2021

On February 23, 2021, the Compensation Committee adopted the annual cash incentive for 2021 for certain of the Company’s executive officers, including certain of the named executive officers, pursuant to which they are eligible to receive a cash incentive payment based on the achievement of certain performance objectives in 2021. The terms of the annual cash incentive are not contained in a formal written document.

The named executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of items that are unusual in nature or infrequently occurring), which are as follows:

•

The first component, which will affect 40% of the 2021 cash incentive amount, is based on specified organic revenue growth targets, which, for named executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular segment, will be calculated based upon the organic revenue growth of the Company as a whole, and for named executive officers with segment operational responsibilities, will be calculated based upon the organic revenue growth of the offices for which each such executive officer has oversight responsibility.

•

The second component, which will affect 40% of the 2021 cash incentive amount, will be determined based upon performance of the Company’s EBITDAC margin (“EBITDAC Margin”), which is the Company’s income before income taxes less amortization, depreciation, interest, and the change in estimated acquisition earn-out payables, divided by total revenues.

•

The third component, which will affect 20% of the 2021 cash incentive amount, will be linked to the achievement of personal objectives of the named executive officer as determined by the Compensation Committee.

Each of the components described above contemplates a minimum payout of 0% of each named executive officer’s target cash incentive amount and a maximum payout of 200% of each named executive officer’s target cash incentive amount. The target cash incentive amounts for our named executive officers for 2021 are as follows: J. Powell Brown – $2,000,000; R. Andrew Watts – $700,000; J. Scott Penny – $900,000; and Chris L. Walker - $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2021

BROWN & BROWN, INC.

By:	/S/ Robert W. Lloyd
Robert W. Lloyd Executive Vice President, Secretary and General Counsel